UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2020

HotApp Blockchain Inc.
 (Exact name of registrant as specified in its charter)

Delaware	333-194748	47-4742558
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4800 Montgomery Lane, Suite 210 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(301) 971-3940

N/A
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chan Heng Fai as Acting Chief Executive Officer

Mr. Chan Heng Fai has resigned as the Acting Chief Executive Officer of HotApp Blockchain Inc. (the “Company”), effective as of September 1, 2020. He shall remain as Chairman of the Board of Directors of the Company.

Appointment of Lee Wang Kei as Chief Executive Officer

Effective as of September 1, 2020, the Company’s Board of Directors has appointed Mr. Lee Wang Kei (“Nathan”) as the Company’s Chief Executive Officer.

Mr. Lee, age 30, previously served as the Company’s Chief Executive Officer from December 2017 until August 2018 and served as the Company’s Chief Technology Officer from June 2017 until August 2018. Mr. Lee has served as a System Architect for the Company since August of 2015, where he has helped lead the Company’s software development, and from April of 2015 to July of 2015, Mr. Lee served as a Consultant to the Company. Mr. Lee has served as Head of Development for DSS Asia Limited since August 2018. Prior to joining the Company, Mr. Lee served as Software Project Manager for Appcraft Asia from 2014-2015 and served as Software Architect for myFunboxx from 2012-2014.

Mr. Lee will be paid $2,000 per month by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOTAPP BLOCKCHAIN INC.

Dated: September 8, 2020	By:	/s/ Lui Wai Leung, Alan
	Name:	Lui Wai Leung, Alan
	Title:	Chief Financial Officer